EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-122576 of our report dated March 25, 2005 (April 29, 2005 as to Note 23), relating to the financial statements of Rackable Systems, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings “Experts” and “Change in Accountants” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

June 8, 2005